Amendment No 1 to Master Services Agreement

This is the first Amendment to the Master Services Agreement, dated January 12, 2004, between Petals Decorative Accents, LLC, and NewRoads, Inc.

1. This Amendment shall be effective on May 31, 2005.

2. Section 26, paragraph (d) shall be amended to read as follows:

   The parties agrees that they will not at any time during the Term or within three years after the termination or expiration of this Agreement, solicit, interfere with, employ or endeavor to entice away from the other party (or any subsidiary or affiliate of the other party) any employee, consultant, agent or other client of the other party, without the prior written consent of the other party.

   Notwithstanding the foregoing, NewRoads and the Company agree that NewRoads employees currently engaged in the Assembly Process on behalf of the Company may, at their and the Company's discretion, transfer to and become employees of the Company (the "Transferred Employees").

   The Company shall pay NewRoads the amount of one thousand five hundred dollars ($1,500.00) for each Transferred Employee. Such fee shall be non-refundable and shall be due on the Transfer Date.

3. The Fee Schedule is revised to include: Facility use when the facility is not in use by NewRoads, per hour of use, $ 115.00 (one hundred fifteen dollars).

4. Petals shall provide NewRoads a detailed list of all components required for assembly on any given day, not later than 12:01 PM on the prior business day.

5. The parties acknowledge that Company's assumption of the assembly process will require changes to the existing workflow, which may, but will not necessarily, result in adjustments to the Fee Schedule.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

NewRoads, Inc.("NewRoads")		Petals Decorative Accents, LLC ("Company")	
By:		By:	[signature]
Name:	David P Himes	Name:	Chris Topping
Title:	Senior Vice President	Title:	Chief Executive Officer
Date:		Date:	5/6/05